UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2006

NOVA BIOSOURCE FUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

The Riviana Building, 2777 Allen Parkway, Suite 860, Houston, Texas 77019

(Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 7, 2006, Paul E. Fredericks resigned as a director of Nova Biosource Fuels, Inc. (the “Company”).  Also on November 7, 2006, the Board appointed James L. Rainey to the Board to fill the vacancy.  Mr. Rainey is expected to serve as the Chairman of the Nominating and Corporate Governance Committee of the Board and as a member of the Audit and Compensation Committees.  As a non-employee director of the Company, Mr. Rainey will participate in the Nova Director Compensation Program, which was described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (File No. 000-32531) on August 4, 2006 and incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE

On November 13, 2006, the Company issued a press release to announce the appointment of James L. Rainey to the Board and the resignation of Paul E. Fredericks as a director, a copy of which is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01 OTHER EVENTS

On November 10, 2006, the Company changed its stock transfer agent to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY  10038.  Telephone: (800) 937-5449.  Facsimile: (718) 921-8335.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1                           Press Release dated November 13, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.

	By:	/s/ Kenneth T. Hern
Kenneth T. Hern
Chief Executive Officer

Date: November 13, 2006

EXHIBIT INDEX

99.1                           Press Release dated November 13, 2006.